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INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in (i) Registration Statement No. 33-74780 on Form S-8, (ii) Registration Statement No. 333-24621 on Form S-8, (iii) Registration Statement No. 33-90976 on Form S-8, and (iv) Registration Statement No. 333-35193 on Form S-8, of our report dated March 27, 1998, appearing in this Annual Report on Form 10-K of Foundation Health Systems, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP

Los Angeles, California
March 27, 1998